JOINT FILING INFORMATION

Reporting Person:	ANGELO, GORDON & CO., L.P.

Address:	245 PARK AVENUE 26th FLOOR NEW YORK, NY 10167

Designated Filer:	ANGELO, GORDON & CO., L.P.

Issuer and Symbol:	C&D TECHNOLOGIES, INC. (CHP)

Date of Event Requiring Statement:	09/17/10

Signature:	/s/ Kirk Wickman, as Attorney-in-Fact of JAMG LLC, General Partner of AG Partners, L.P., General Partner of Angelo, Gordon & Co., L.P.

Kirk Wickman, as Attorney-in-Fact of JAMG LLC, General Partner of AG Partners, L.P., General Partner of Angelo, Gordon & Co., L.P.

Reporting Person:	JOHN M. ANGELO

Address:	245 PARK AVENUE 26th FLOOR NEW YORK, NY 10167

Designated Filer:	ANGELO, GORDON & CO., L.P.

Issuer and Symbol:	C&D TECHNOLOGIES, INC. (CHP)

Date of Event Requiring Statement:	09/17/10

Signature:	/s/ Kirk Wickman, as Attorney-in-Fact

Kirk Wickman, as Attorney-in-Fact

Reporting Person:	MICHAEL L. GORDON

Address:	245 PARK AVENUE 26th FLOOR NEW YORK, NY 10167

Designated Filer:	ANGELO, GORDON & CO., L.P.

Issuer and Symbol:	C&D TECHNOLOGIES, INC. (CHP)

Date of Event Requiring Statement:	09/17/10

Signature:	/s/ Kirk Wickman, as Attorney-in-Fact

Kirk Wickman, as Attorney-in-Fact